Exhibit 8
                                                               ---------

                             CUSTODIAN AGREEMENT

     THIS AGREEMENT made on December 1, 1995, between O.R.I. Funds, Inc., a Maryland corporation (the "Company"), on behalf of O.R.I. Growth Fund (hereinafter called the ("Fund"), and FIRSTAR TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian"),

                            W I T N E S S E T H :

    WHEREAS, the Company desires that the securities and cash of the Fund shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement;

    WHEREAS, the Company desires to name a custodial trustee without discretionary trust powers and/or a custodian for individual retirement accounts, simplified employee pension plans, 403(b)(7) custodial accounts and defined contribution retirement plans (whether or not "qualified" under the Internal Revenue Code of 1986 and whether or not subject to the Employee Retirement Income Security Act of 1974 ("ERISA")) which the Company sponsors, or may hereafter sponsor, for participants to invest solely in shares of the Fund or any other series of the Company hereinafter established.

    NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Custodian agree as follows:

1.    Definitions

The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Fund by any two of the President, a Vice President, the Secretary and the Treasurer of the Fund, or any other persons duly authorized to sign by the Board of Directors.

The word "Board" shall mean Board of  Directors of O.R.I. Funds, Inc.

2.    Names, Titles, and Signatures of the Fund's Officers

An officer of the Fund will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Directors, together with any changes which may occur from time to time.

3.    Receipt and Disbursement of Money

A. Custodian shall open and maintain a separate account or accounts in the name of the Fund, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. Custodian shall make payments of cash to, or for the account of, the Fund from such cash only:

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(a)   for the purchase of securities for the portfolio of the
Fund upon the delivery of such securities to Custodian, registered in the name of the Fund or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

(b) for the purchase or redemption of shares of the common stock of the Fund upon delivery thereof to Custodian, or upon proper instructions from the O.R.I. Growth Fund;

(c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

(d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to Custodian; or

(e) for other proper corporate purposes certified by resolution of the Board of Directors of the Fund.

    Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Company issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Fund.

C. Custodian shall, upon receipt of proper instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the custodian in the amount of checks received in payment for shares of the Fund which are deposited into the Fund's account.

4.    Segregated Accounts

       Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of the Fund, into which account(s) may be transferred cash and/or securities of the Fund.

5.    Transfer, Exchange, Redelivery, etc. of Securities

       Custodian shall have sole power to release or deliver any securities of the Fund held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

(a) for sales of such securities for the account of the Fund upon receipt by Custodian of payment therefore;

(b) when such securities are called, redeemed or retired or otherwise become payable;

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(c)   for examination by any broker selling any such securities
      in accordance with "street delivery" custom;

(d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

(e) upon conversion of such securities pursuant to their terms into other securities;

(f) upon exercise of subscription, purchase or other similar rights represented by such securities;

(g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

(h) for the purpose of redeeming in kind shares of common stock of the Fund upon delivery thereof to Custodian; or

(i)   for other proper corporate purposes.

   As to any deliveries made by Custodian pursuant to items (a), (b), (d),
(e), (f), and (g), securities or cash receivable in exchange therefore shall be deliverable to Custodian.

   Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), or (h) of this Section 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Company issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

6.    Custodian's Acts Without Instructions

       Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Fund, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund; (b) collect interest and cash dividends received, with notice to the Fund, for the account of the Fund; (c) hold for the account of the Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of the Fund, all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7.    Registration of Securities

        Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. All securities held by the Custodian hereunder shall be at all times held in an account of the Custodian containing only assets of the Fund, which assets are the property of the Fund.

     The Fund shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

8.    Voting and Other Action

      Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

9.    Transfer Tax and Other Disbursements

      The Company, on behalf of the Fund, shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

      Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

10.   Concerning Custodian

      Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

      Custodian shall not be liable for any action taken in good faith as Custodian hereunder upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith reasonably believe to have been validly executed.

      The Company, on behalf of the Fund, agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including reasonable counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's refusal or failure to comply with the terms of this Agreement or from its or its nominee's own bad faith, negligence, willful misconduct, or recklessness, and except to the extent prohibited by ERISA. Custodian is authorized to charge any account of the Fund for such items.

      In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Fund may be asked to indemnify or hold Custodian harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Custodian will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend Custodian against any claim which may be the subject of this indemnification. In the event that the Fund so elects, it will so notify Custodian and thereupon the Fund shall take over complete defense of the claim, and Custodian shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. Custodian shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify Custodian except with the Fund's written consent.

     Custodian shall indemnify and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by Custodian as a result of Custodian's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct, its reckless disregard of its obligations and duties under this Agreement, or its failure to meet the standard of care as set forth above.

11.   Subcustodians

      Custodian is hereby authorized to engage another bank or trust company as a Subcustodian for all or any part of the Fund's assets, so long as any such bank or trust company is itself qualified under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "Investment Company Act"), to act as a custodian and provided further that, if the Custodian utilizes the services of a Subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Fund by the Subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of the Custodian Agreement.

     Notwithstanding anything contained herein, if the Company, on behalf of the Fund, requires the Custodian to engage specific Subcustodians for the safekeeping and/or clearing of assets, the Company agrees to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Subcustodian in regard to the Fund's assets, except as may arise from its own bad faith, negligence, willful misconduct, or recklessness.

12.   Reports by Custodian

      Custodian shall furnish the Fund periodically as agreed upon with a statement summarizing all transactions and entries for the account of Fund. Custodian shall furnish to the Fund, at the end of every month, a list of the portfolio securities showing the aggregate cost of each issue. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, the Company.

13.   Termination or Assignment

      This Agreement may be terminated by the Company, on behalf of the Fund, or by Custodian, on ninety (90) days notice, given in writing and sent by registered mail to Custodian at P.O. Box 2054, Milwaukee, Wisconsin 53201, or to the Fund at Suite 1807, 233 North Michigan Avenue, Chicago, Illinois 60601, Attention Samuel

Wegbreit, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Fund to dissolve or to function without a Custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Fund to the Fund, but may deliver them to a bank or trust company of its own selection that meets the requirements of the Investment Company Act to act as a Custodian for the Fund to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Fund of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation costs and expenses, subject to the provisions of Section 10 of this Agreement.

      This Agreement may not be assigned by Custodian without the consent of the Company, authorized or approved by a resolution of its Board of Directors.

14.   Deposits of Securities in Securities Depositories

      No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board of Directors of the Company approves by resolution the use of such central securities clearing agency or securities depository.

15.   Records

      The Custodian shall keep records relating to its services to be performed hereunder, in the form and manner, and for such period, as it may deem advisable and is agreeable to the Fund but not inconsistent with the rules and regulations of appropriate government authorities, in particular
Section 31 of the Investment Company Act, and the rules thereunder. The Custodian agrees that all such records prepared or maintained by the Custodian relating to the services to be performed by the Custodian hereunder are the property of the Fund and will be preserved, maintained, and made available in accordance with such section and rules of the Investment Company Act and will be promptly surrendered to the Fund on and in accordance with its request.

16.   Miscellaneous

      The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held invalid by a court or regulatory agency decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be governed by Wisconsin law, provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act or any rule or regulation promulgated by the SEC thereunder. This Agreement constitutes the entire Agreement of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above-written by their respective officers thereunto duly authorized.

      Executed in several counterparts, each of which is an original.

Attest:                             FIRSTAR TRUST COMPANY

/s/ Gail M. Zen                     By /s/ James C. Tyler
-------------------------              --------------------------
Assistant Secretary                    Vice President

Attest:                                   O.R.I. Funds, Inc.

/s/ Mark C. Pappas                  By  /s/ Samuel Wegbreit
-------------------------              --------------------------

                        FIRSTAR TRUST COMPANY
                         MUTUAL FUND SERVICES

                   MUTUAL FUND CUSTODIAL AGENT SERVICE
                          ANNUAL FEE SCHEDULE FOR
                             DOMESTIC PORTFOLIOS
                                  EXHIBIT A
                      OAK RIDGE INVESTMENTS GROWTH FUND


    Fund groups with an aggregate market value of less than $100 million

    Annual fee based on market value of assets:

      $0.20 per $1,000 (2.0 basis points)

     Minimum annual fee per fund:  $3,000

     Investment transactions (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery)

       $12.00 per book entry security (depository or Federal Reserve system)

       $25.00 per definitive security (physical)

       $75.00 per Euroclear

       $8.00 per principal reduction on pass-through certificates

       $35.00 per option/futures contract

       $7.50 per variation margin transaction

       $7.50 per Fed wire deposit or withdrawal

      Variable Amount Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4% of 1%, is deducted from the variable amount note income at the time it is credited to your account.

      Extraordinary expenses:  Based on time and complexity involved.

      Fees are billed quarterly, based on market value at the beginning of the quarter.